As filed with the Securities and Exchange Commission on September 30, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Maryland	13-5531602
(State of incorporation)	(I.R.S. employer identification no.)

800 Cabin Hill Drive
Greensburg, PA 15601
(Address of principal executive offices)  (Zip code)

ALLEGHENY ENERGY, INC.
STOCK UNIT PLAN
(Full title of the Plan)

David B. Hertzog
Vice President and General Counsel
800 Cabin Hill Drive
Greensburg, PA 15601
(800) 255-3443
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1, 2)	Amount of Registration Fee
Common Stock of Allegheny Energy, Inc., par value $1.25 per share	300,000	$16.04	$4,812,000	$610

(1)	Represents the maximum number of shares of Common Stock issuable under the Allegheny Energy, Inc. Non-Employee Director Stock Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)
Estimated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of Common Stock as reported on The New York Stock Exchange on September 24, 2004.

EXPLANATORY NOTE

        This registration statement registers 300,000 shares of common stock, par value $1.25 per share (the “Common Stock”), of Allegheny Energy, Inc., a Maryland corporation (the “Company”), issuable under the Allegheny Energy, Inc. Stock Unit Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Certain Documents by Reference

        The following documents filed with the Commission by the Company, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

  The description of the Company's Common Stock, par value $1.25 per share, contained in the Company's Registration Statement on Form S-3 filed with the Commission on July 19, 1993 pursuant to the Exchange Act (File No. 33-49791), including any amendments or reports filed for the purposes of updating such description;
  The Company's annual report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 11, 2004;
  The Company's quarterly report on Form 10-Q for the period ended June 30, 2004, filed with the Commission on August 5, 2004; and
  The Company's current reports on Form 8-K, filed with the Commission on August 6, 2004 and September 8, 2004.

        All documents filed or subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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        The Company will provide without charge to each person to whom a copy of this registration statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Allegheny Energy, Inc., 800 Cabin Hill Drive, Greensburg, PA 15601 (telephone (724) 837-3000).

Item 4.      Description of Securities

      Not Applicable

Item 5.      Interests of Named Experts and Counsel

      Not Applicable

Item 6.      Indemnification of Directors and Officers

        Set forth below is a description of certain provisions of the Articles of Restatement of Charter of the Company, as amended September 16, 1997 and as presently in effect (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) and the Maryland General Corporation Law (the “MGCL”), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Articles of Restatement of Charter and the Bylaws incorporated herein by reference and the MGCL.

        Under Article XIII of the Charter, Article VIII of the Bylaws and Section 2-418 of the MGCL, directors and officers are entitled to indemnification by the Company against liability which they may incur in their respective capacities as directors and officers under certain circumstances. Section 2-418 of the MGCL provides that a Maryland corporation may indemnify any director, officer or employee of the corporation and any person who, while a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director, officer or employee in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director, officer or employee shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director, officer or employee has met the applicable standard of conduct. On the other hand, the director, officer or employee must be indemnified for expenses if he or she has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar cover for, directors, officers or employees.

        Article VIII of the Company’s Bylaws provides that the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Company may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for reasonable expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee (other than a director or officer) or agent of the Company or a predecessor of the Company.

        Directors and Officers’ Liability Insurance is carried in an amount of $90,000,000 with a $5,000,000 corporate retention.

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Item 7.      Exemption From Registration Claimed

      Not Applicable

Item 8.      Exhibits

Exhibit Number	Description
4.1	Charter of the Company, as amended, September 16, 1997, incorporated by reference to the Company's Annual Report on Form 10-K (File No. 001-00267), filed on March 23, 1998.
4.2	Articles Supplementary, dated July 15, 1999 and filed July 20, 1999, incorporated by reference to the Company's Current Report on Form 8-K (File No. 001-00267), filed on July 20, 1999.
4.3	Articles of Amendment, dated March 18, 2003, incorporated by reference to the Company's Annual Report on Form 10-K (File No. 001-00267), filed on September 25, 2003.
4.4	Articles Supplementary to Articles of Incorporation, dated July 19, 2004, incorporated by reference to the Company's Quarterly Report on Form 10-Q (File No. 001-00267), filed on August 5, 2004.
4.5	Amended and Restated Bylaws of the Company, as currently in effect, incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-117117), filed on July 2, 2004.
4.6	Allegheny Energy, Inc. Stockholder Protection Rights Agreement, incorporated by reference to the Company's Current Report on Form 8-K (File No. 001-00267), filed on March 6, 2000.
5	Opinion of David B. Hertzog, Vice President and General Counsel, regarding the legality of the securities being registered.
23.1	Consent of David B. Hertzog, Vice President and General Counsel, to the filing of his opinion (included in Exhibit 5).
23.2
Consent of PricewaterhouseCoopers LLP to the incorporation by reference of its report on the consolidated financial statements included in the Company's Annual Report on
Form 10-K for its fiscal year ended December 31, 2003.
24	Power of Attorney (included on the signature page of this Registration Statement).
99	Allegheny Energy, Inc. Non-Employee Director Plan, incorporated by reference to Annex A to the Company's Definitive Proxy on Schedule 14A (File No. 001-00267), filed on April 8, 2004.

Item 9.      Undertakings

          (a)     The undersigned registrant hereby undertakes:

          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                    (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, Commonwealth of Pennsylvania, on this 30th day of September 2004.

ALLEGHENY ENERGY, INC. /s/ DAVID B. HERTZOG Name: David B. Hertzog Title: Vice President and General Counsel

KNOW ALL MEN BY THESE PRESENTS THAT EACH INDIVIDUAL WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID B. HERTZOG HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities:

	Signature	Title	Date
(i)	Principal Executive Officer: /s/ PAUL J. EVANSON (Paul J. Evanson)	Chairman, President, Chief Executive Officer and Director	September 30, 2004
(ii)	Principal Financial Officer: /s/ JEFFREY D. SERKES (Jeffrey D. Serkes)	Senior Vice President and Chief Financial Officer	September 30, 2004
(iii)	Principal Accounting Officer: /s/ THOMAS R. GARDNER (Thomas R. Gardner)	Vice President and Controller	September 30, 2004
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(iv)	Directors:
	/s/ H. FURLONG BALDWIN (H. Furlong Baldwin)	/s/ TED J. KLEISNER (Ted J. Kleisner)
	/s/ ELEANOR BAUM (Eleanor Baum)	/s/ STEVEN H. RICE (Ted J. Kleisner)
	/s/ PAUL J. EVANSON (Paul J. Evanson)	/s/ GUNNAR E. SARSTEN (Gunnar E. Sarsten)	September 30, 2004
	/s/ CYRUS F. FREIDHEIM, JR. (Cyrus F. Freidheim, Jr.)	/s/ MICHAEL H. SUTTON (Michael H. Sutton)
___________________ (Julia L. Johnson)
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EXHIBIT INDEX

Exhibit Number	Description
4.1	Charter of the Company, as amended, September 16, 1997, incorporated by reference to the Company's Annual Report on Form 10-K (File No. 001-00267), filed on March 23, 1998.
4.2	Articles Supplementary, dated July 15, 1999 and filed July 20, 1999, incorporated by reference to the Company's Current Report on Form 8-K (File No. 001-00267), filed on July 20, 1999.
4.3	Articles of Amendment, dated March 18, 2003, incorporated by reference to the Company's Annual Report on Form 10-K (File No. 001-00267), filed on September 25, 2003.
4.4	Articles Supplementary to Articles of Incorporation, dated July 19, 2004, incorporated by reference to the Company's Quarterly Report on Form 10-Q (File No. 001-00267), filed on August 5, 2004.
4.5	Amended and Restated Bylaws of the Company, as currently in effect, incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-117117), filed on July 2, 2004.
4.6	Allegheny Energy, Inc. Stockholder Protection Rights Agreement, incorporated by reference to the Company's Current Report on Form 8-K (File No. 001-00267), filed on March 6, 2000.
5	Opinion of David B. Hertzog, Vice President and General Counsel, regarding the legality of the securities being registered.
23.1	Consent of David B. Hertzog, Vice President and General Counsel, to the filing of his opinion (included in Exhibit 5).
23.2
Consent of PricewaterhouseCoopers LLP to the incorporation by reference of its report on the consolidated financial statements included in the Company's Annual Report on
Form 10-K for its fiscal year ended December 31, 2003.
24	Power of Attorney (included on the signature page of this Registration Statement).
99	Allegheny Energy, Inc. Non-Employee Director Plan, incorporated by reference to Annex A to the Company's Definitive Proxy on Schedule 14A (File No. 001-00267), filed on April 8, 2004.

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